Exhibit 99.1
Blackbaud, Inc. Announces First Quarter 2013 Results
Announces Second Quarter 2013 Dividend

CHARLESTON, S.C. - May 1, 2013 - Blackbaud, Inc. (NASDAQ: BLKB), the leading provider of software and services to the nonprofit sector, today announced financial results for its first quarter ended March 31, 2013.

“Our first quarter results were a solid start to 2013, as our revenue and profitability were above the high end of our guidance ranges,” stated Marc Chardon, Chief Executive Officer of Blackbaud. “There is growing awareness among non-profit organizations that they need to invest in new or upgraded fundraising software and related solutions in order to achieve their missions. We are still in the early stages of benefitting from our integrated product strategy following the acquisition of Convio, and we are encouraged by customer feedback that continues to be very positive on the direction of our company and solutions.”

First Quarter 2013 GAAP Financial Results

Blackbaud reported total revenue of $115.6 million for the first quarter of 2013, an increase of 22% compared to $94.7 million for the first quarter of 2012. GAAP income from operations and net income were $4.6 million and $2.7 million, respectively, compared with $5.3 million and $2.8 million, respectively, for the first quarter of 2012. Diluted earnings per share were $0.06 for the first quarter of 2013, consistent with $0.06 in the same period last year.

First Quarter 2013 Non-GAAP Financial Results

Total non-GAAP revenue, including $0.6 million of deferred revenue write down associated with the Convio acquisition, was $116.2 million for the first quarter of 2013, which exceeded the high-end of the company's guidance. Non-GAAP income from operations, which excludes the write-down of Convio deferred revenue, stock-based compensation expense, amortization of intangibles arising from business combinations, integration and restructuring costs, and CEO severance costs, was $20.9 million for the first quarter of 2013, up from $13.2 million in the same period last year and above the high-end of the company's guidance. Non-GAAP net income was $11.8 million for the first quarter of 2013, up from $7.8 million in the same period last year. Non-GAAP diluted earnings per share were $0.26 for the first quarter of 2013, up from $0.17 in the same period last year and above the high-end of the company's guidance.

A reconciliation between GAAP and non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

“The first quarter was a strong performance from a profitability perspective as we benefitted from the realization of the merger integration and cost synergy efforts that we've undertaken in recent quarters,” said Tony Boor, Chief Financial Officer of Blackbaud. “With customer demand trends remaining stable and our operational efficiency improving at a faster than expected pace, we have the opportunity to move forward more quickly with investments in core back office systems that will help our integrated organization scale from a long-term perspective. We continue to believe that executing against our operational efficiency plans can drive meaningful shareholder value with improved revenue growth over time, providing additional opportunity for value creation.”

Balance Sheet and Cash Flow

The company ended the first quarter with $8.4 million in cash, compared to $13.5 million at the end of 2012. The company generated $12.9 million in cash flow from operations during the first quarter, returned $5.5 million to stockholders by way of dividend, invested $7.1 million in capital expenditures and capitalized software and reduced its debt balance by $4.5 million.

Dividend

Blackbaud announced today that its Board of Directors has approved a second quarter 2013 dividend of $0.12 per share payable on June 14, 2013, to stockholders of record on May 28, 2013.

Conference Call Details

Blackbaud will host a conference call today, May 1, 2013, at 8:00 a.m. (Eastern Time) to discuss the company's financial results, operations and related matters. To access this call, dial 877-407-3982 (domestic) or 201-493-6780 (international). A replay of this conference call will be available through May 8, 2013, at 877-870-5176 (domestic) or 858-384-5517 (international). The replay passcode is 411126. A live webcast of this conference call will be available on the "Investor Relations" page of the company's website at www.blackbaud.com/investorrelations and a replay will be archived on the website as well.

About Blackbaud

Serving the nonprofit and education sectors for 30 years, Blackbaud (NASDAQ: BLKB) combines technology and expertise to help organizations achieve their missions. Blackbaud works with more than 28,000 nonprofit customers in over 60 countries that support higher education, healthcare, human services, arts and culture, faith, the environment, independent K-12 education, animal welfare and other charitable causes. The company offers a full spectrum of cloud-based and on-premise software solutions and related services for organizations of all sizes including: fundraising, eMarketing, advocacy, constituent relationship management (CRM), payment services, analytics and vertical-specific solutions. Using Blackbaud technology, these organizations raise more than $100 billion each year. Recognized as a top company by Forbes, InformationWeek and Software Magazine and honored by Best Places to Work, Blackbaud is headquartered in Charleston, South Carolina and has operations in the United States, Australia, Canada, the Netherlands and the United Kingdom. For more information, visit www.blackbaud.com.

Forward-looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: the growing need for non-profit organizations to invest in new technology; benefits from our integrated product strategy; the positive direction of our company and solutions; customer demand trends; improvements in operational efficiency and the pace of such improvements; our ability to invest more quickly in back office systems; the ability of system investments to help our integrated organizational scale; the ability of our operational efficiency plans to drive meaningful shareholder value; improved revenue growth over time; and, such revenue growth providing value creation. These statements involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: management of integration of acquired companies and other risks associated with acquisitions; the ability to attract and retain key personnel; general economic risks; uncertainty regarding increased business and renewals from existing customers; continued success in sales growth; risks associated with successful implementation of multiple integrated software products; risks related to our leverage, dividend policy and share repurchase program, including potential limitations on our ability to grow and the possibility that we might discontinue payment of dividends; risks relating to restrictions imposed by the credit facility; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; technological changes that make our products and services less competitive; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Blackbaud's investor relations department. Blackbaud assumes no obligation and does not intend to update these forward-looking statements, except as required by law. All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.

Non-GAAP Financial Measures

Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP revenue, non-GAAP income from operations, non-GAAP net income, non-GAAP diluted earnings per share and non-GAAP operating margin. Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud's ongoing operational performance. Blackbaud believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Blackbaud's industry, many of which present similar non-GAAP financial measures to investors. Non-GAAP financial results discussed above exclude a write-down of Convio deferred revenue; stock-based compensation expense; costs associated with amortization of intangibles arising from business combinations; acquisition-related and integration costs; restructuring costs; and CEO severance. We use these measures and believe them useful to investors because they provide additional insight in comparing results from period to period.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Investor Contact:

Brian Denyeau
ICR
brian.denyeau@icrinc.com
646-277-1251

Media Contact:

Melanie Mathos
Blackbaud, Inc.
melanie.mathos@blackbaud.com
843-216-6200 x3307

SOURCE: Blackbaud, Inc.

Blackbaud, Inc.
Consolidated balance sheets
(Unaudited)

(in thousands, except share amounts)	March 31, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$8,449	$13,491
Donor restricted cash	26,280	68,177
Accounts receivable, net of allowance of $7,560 and $8,546 at March 31, 2013 and December 31, 2012, respectively	69,402	75,692
Prepaid expenses and other current assets	27,528	40,589
Deferred tax asset, current portion	17,745	15,799
Total current assets	149,404	213,748
Property and equipment, net	48,045	49,063
Goodwill	265,667	265,055
Intangible assets, net	162,525	168,037
Other assets	16,752	9,844
Total assets	$642,393	$705,747
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$9,746	$13,623
Accrued expenses and other current liabilities	37,512	45,996
Donations payable	26,280	68,177
Debt, current portion	10,000	10,000
Deferred revenue, current portion	166,986	173,899
Total current liabilities	250,524	311,695
Long-term debt, net of current portion	201,000	205,500
Deferred tax liability	26,758	24,468
Deferred revenue, net of current portion	10,060	11,119
Other liabilities	4,366	5,281
Total liabilities	492,708	558,063
Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 180,000,000 shares authorized, 54,883,954 and 54,859,604 shares issued at March 31, 2013 and December 31, 2012, respectively	55	55
Additional paid-in capital	208,853	203,638
Treasury stock, at cost; 9,239,829 and 9,209,371 shares at March 31, 2013 and December 31, 2012, respectively	(171,733)	(170,898)
Accumulated other comprehensive loss	(1,569)	(1,973)
Retained earnings	114,079	116,862
Total stockholders’ equity	149,685	147,684
Total liabilities and stockholders’ equity	$642,393	$705,747

Blackbaud, Inc.
Consolidated statements of comprehensive income
(Unaudited)

(in thousands, except share and per share amounts)	Three months ended March 31,
	2013	2012
Revenue
License fees	$2,980	$7,168
Subscriptions	47,756	28,062
Services	28,838	23,958
Maintenance	34,148	33,566
Other revenue	1,901	1,952
Total revenue	115,623	94,706
Cost of revenue
Cost of license fees	725	613
Cost of subscriptions	20,383	12,974
Cost of services	25,399	20,042
Cost of maintenance	5,874	5,977
Cost of other revenue	1,197	1,469
Total cost of revenue	53,578	41,075
Gross profit	62,045	53,631
Operating expenses
Sales and marketing	24,392	20,377
Research and development	16,429	13,304
General and administrative	12,742	14,501
Restructuring	3,210	—
Amortization	678	197
Total operating expenses	57,451	48,379
Income from operations	4,594	5,252
Interest income	17	47
Interest expense	(1,694)	(191)
Other income (expense), net	103	(308)
Income before provision for income taxes	3,020	4,800
Income tax provision	354	2,041
Net income	$2,666	$2,759
Earnings per share
Basic	$0.06	$0.06
Diluted	$0.06	$0.06
Common shares and equivalents outstanding
Basic weighted average shares	44,473,519	43,944,459
Diluted weighted average shares	45,009,213	44,613,256
Dividends per share	$0.12	$0.12

Other comprehensive income
Foreign currency translation adjustment	285	279
Unrealized gain on derivative instruments, net of tax	119	—
Total other comprehensive income	404	279
Comprehensive income	$3,070	$3,038

Blackbaud, Inc.
Consolidated statements of cash flows
(Unaudited)

	Three months ended March 31,
(in thousands)	2013	2012
Cash flows from operating activities
Net income	$2,666	$2,759
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,408	4,816
Provision for doubtful accounts and sales returns	670	1,117
Stock-based compensation expense	5,178	3,836
Excess tax benefits from stock-based compensation	—	(310)
Deferred taxes	(188)	967
Other non-cash adjustments	353	(555)
Changes in operating assets and liabilities, net of acquisition of businesses:
Accounts receivable	5,404	(1,686)
Prepaid expenses and other assets	6,416	(1,754)
Trade accounts payable	(754)	1,739
Accrued expenses and other liabilities	(10,074)	(5,253)
Donor restricted cash	42,588	19,361
Donations payable	(42,588)	(19,361)
Deferred revenue	(7,139)	(1,691)
Net cash provided by operating activities	12,940	3,985
Cash flows from investing activities
Purchase of property and equipment	(6,292)	(6,297)
Purchase of net assets of acquired companies, net of cash acquired	(876)	—
Capitalized software development costs	(764)	—
Net cash used in investing activities	(7,932)	(6,297)
Cash flows from financing activities
Proceeds from issuance of debt	16,700	—
Payments on debt	(21,200)	—
Payments of deferred financing costs	—	(2,440)
Proceeds from exercise of stock options	67	2,959
Excess tax benefits from stock-based compensation	—	310
Dividend payments to stockholders	(5,479)	(5,409)
Net cash used in financing activities	(9,912)	(4,580)
Effect of exchange rate on cash and cash equivalents	(138)	339
Net decrease in cash and cash equivalents	(5,042)	(6,553)
Cash and cash equivalents, beginning of period	13,491	52,520
Cash and cash equivalents, end of period	$8,449	$45,967

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP financial measures
(Unaudited)

(in thousands, except per share amounts)	Three months ended March 31,
	2013	2012
GAAP revenue	$115,623	$94,706
Non-GAAP adjustments:
Add: Convio deferred revenue writedown	589	—
Total Non-GAAP adjustments	589	—
Non-GAAP revenue	$116,212	$94,706

GAAP gross profit	$62,045	$53,631
Non-GAAP adjustments:
Add: Convio deferred revenue writedown	589	—
Add: Stock-based compensation expense	1,132	784
Add: Amortization of intangibles from business combinations	5,520	1,779
Add: Acquisition integration costs	340	—
Add: Restructuring costs	—	—
Total Non-GAAP adjustments	7,581	2,563
Non-GAAP gross profit	$69,626	$56,194

Non-GAAP gross margin	60%	59%

GAAP income from operations	$4,594	$5,252
Non-GAAP adjustments:
Add: Convio deferred revenue writedown	589	—
Add: Stock-based compensation expense	5,178	3,836
Add: Amortization of intangibles from business combinations	6,198	1,976
Add: Acquisition integration costs	833	—
Add: Restructuring costs	3,210	—
Add: CEO severance	327	—
Add: Acquisition-related expenses	—	2,183
Total Non-GAAP adjustments	16,335	7,995
Non-GAAP income from operations	$20,929	$13,247

Non-GAAP operating margin	18%	14%

GAAP net income	$2,666	$2,759
Non-GAAP adjustments:
Add: Total Non-GAAP adjustments affecting income from operations	16,335	7,995
Less: Tax impact related to Non-GAAP adjustments	(7,194)	(2,949)
Non-GAAP net income	$11,807	$7,805

Shares used in computing Non-GAAP diluted earnings per share	45,009	44,613
Non-GAAP diluted earnings per share	$0.26	$0.17
Detail of Non-GAAP adjustments:
Stock-based compensation expense:
Cost of revenue
Cost of subscriptions	$226	$181
Cost of services	844	492
Cost of maintenance	62	111
Subtotal	1,132	784
Operating expenses
Sales and marketing	698	417
Research and development	1,152	651
General and administrative	2,196	1,984
Subtotal	4,046	3,052
Total stock-based compensation expense	$5,178	$3,836

Amortization of intangibles from business combinations:
Cost of revenue
Cost of license fees	$121	$123
Cost of subscriptions	4,633	982
Cost of services	633	411
Cost of maintenance	114	244
Cost of other revenue	19	19
Subtotal	5,520	1,779
Operating expenses	678	197
Total amortization of intangibles from business combinations	$6,198	$1,976